                                                                    Exhibit 10.3
                                STATEMENT OF WORK

This Statement of Work is dated as of January 1, 2003, and is attached to and made a part of the Outsourcing Services Agreement (the "Outsourcing Agreement") dated as of January 1, 2003 by and between NaviSite, Inc. ("NaviSite") a Delaware corporation having an office and place of business at 400 Minuteman Road, Andover, MA 01810 and ClearBlue Technologies, Inc. a Delaware corporation having an office and place of business at 100 First Street, Suite 1000, San Francisco, CA 94105("CBT") including the wholly-owned subsidiaries of CBT listed on the signature pages to the Outsourcing Agreement. Any term used herein that is defined in the Outsourcing Agreement shall have the same meaning in this Statement of Work as in the Outsourcing Agreement. To the extent that this Statement of Work is inconsistent with or conflicts with the Outsourcing Agreement, this Statement of Work shall amend and supercede those inconsistent or conflicting terms of the Outsourcing Agreement. In all other respects, the Outsourcing Agreement shall remain in full force and effect according to its terms.

WHEREAS, CBT and NaviSite desire to enter into this Statement of Work to define new Optional Services as contemplated in the Outsourcing Agreement and to further define the Services to be preformed by NaviSite for CBT;

WHEREAS, NaviSite desires to perform and CBT desires to have performed by NaviSite the Optional Services according to the terms and conditions set forth in this Statement of Work and the Outsourcing Agreement.

NOW THEREFORE, in consideration of the terms and conditions set forth herein, the parties agree as follows:

I.   Scope:

NaviSite is going to provide management services to CBT related to: (i) the discontinuation of certain operations and data centers if and as decided by CBT to be discontinued and (ii) certain administrative, legal and human resources as described herein. The scope of this document is limited to the Services and Optional Services to be provided and the payment for said work.

II.  Detail of Services:

     1.   Operation Management

          a) Network Operations Center- including customer support monitoring and reboots, troubleshooting and remote hands functions for the customer

          b) Network Services- including network infrastructure design, customer network design, customer network build/configuration/test and network troubleshooting.

          c) Security Services- including VPN configuration/support, firewall support, IDS support and vulnerability scans.

          d) DNS/IP Services- including IP management, DNS management and SPAM/Abuse management.

          e) Internet/Telecom Services- including Internet bandwidth management, local circuit provisioning and telecom support for the data centers

          f) Application Management Services- as requested and agreed to by NaviSite depending on the managed application

          g) Customer response and management- general customer support including: space, power and cross connect add-ons, providing answers to billing questions, incident handling and operations projects, implementations and project management, renewals SPAM handling, customer communications and special requests such as de-racking equipment.

     2.   Sales and Sales Support

          NaviSite will provide sales services including:

          a) Sales Support- with face-to-face customer/prospect meetings, sales management, lead generation and prospect screening.

          b)   Order Administration- with revenue and sales forecasting

          c) Product Management- with production of service descriptions and product pricing recommendations.

     3.   Financial and Accounting Services

          NaviSite will manage and perform the following financial and accounting functions:

          a) Disbursement function - from purchase order through cash payments for expenses. This will include cash management and planning.

          b) Collection function - This will include collection calls, cash collections and collection forecasts;

          c) Accounting function - NaviSite will maintain CBT's general ledger in accordance with GAAP. In addition, NaviSite will prepare CBT's monthly financial statements, in accordance with GAAP. These financial statements will be prepared within 30 days of month end; and

          d) Planning and forecasting - NaviSite will provide 6 and 12 month financial planning and analysis for the CBT data centers. This analysis will include recommendations for performance improvement.

III. Description of Optional Services:

     1.   Human Resources Services

               As part of providing support and Optional Services in the area of human resources, NaviSite shall hire the CBT human resources professionals and shall provide to CBT all benefit and human resources support for CBT and its employees.

     2.   Legal Support Services

               NaviSite will provide a variety of legal support, advice and services both through its internal and external counsel. Such services may include, litigation management, transaction planning and document drafting. Contract administration for all vendor, lease and customer contracts shall be performed by NaviSite as part of the Optional Services.

     3.   Discontinued Operations

               In the event that CBT decides to discontinue or shut down certain data centers, NaviSite will provide services to shutdown certain discontinued CBT data centers. Such services may include: financial and accounting services, customer communication and customer migration, vendor, and landlord negotiations, facilities services, human resources and legal support structuring transactions with third parties.

IV.  Fees for Services and Optional Services:

     1. All Services and Optional Services described and performed by NaviSite for and/or on behalf of CBT pursuant to this Statement of Work and/or the Agreement as amended by the parties from time to time shall be at a fee equal to NaviSite's cost for providing such services plus five percent (5%); provided however, NaviSite will mark up only labor costs. Direct costs will not be marked up.

     2.   Scope of direct costs - NaviSite direct costs will consist of:

          a)   Direct labor hours provided by NaviSite employees; and

          b)   Direct costs paid by NaviSite on behalf of CBT.

     3.   Calculation of costs

          a) Direct labor costs will be tracked on a monthly basis by individual NaviSite employees and will be made available to CBT;

          b) The NaviSite controller will track direct costs incurred by NaviSite monthly and copies of invoices and proof of payment will be made available to CBT.

     IN WITNESS WHEREOF, the parties acknowledge that each has fully read and understood this Agreement, and, intending to be legally bound thereby, executed this Agreement on the date set forth above.

CLEARBLUE TECHNOLOGIES INC.                NAVISITE, INC.:


Signature /s/ Arthur Becker                Signature /s/ Kevin Lo
          --------------------------                 ---------------------------
Name  Arthur Becker                        Name  Kevin Lo
Title  Vice President                      Title  CFO

                                                                ================
                                                                 NaviSite Inc.
                                                                    APPROVED
                                                                   As To Form
                                                                Legal Dept. RMD
                                                                Dated:
                                                                      ----------
                                                                ================

4